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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF FORMATION

                                       OF

                              TEPPCO COLORADO, LLC



                 This Certificate of Formation of TEPPCO Colorado, LLC (the "LLC"), dated March 26, 1997, is being duly executed and filed by Darice Angel, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. 18-101, et seq.).

                 FIRST. The name of the limited liability company formed hereby is TEPPCO Colorado, LLC.

                 SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                 THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                 IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.




                                        /s/ DARICE ANGEL
                                        ----------------------------------------
                                        Name: Darice Angel
                                        Authorized Person
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                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                      ------------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF LIMITED LIABILITY COMPANY OF "TEPPCO COLORADO, LLC", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MARCH, A.D. 1998, AT 2:30 O'CLOCK P.M.

                                  [STATE SEAL]



                              [SEAL]        /s/ EDWARD J. FREEL
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State


                                             AUTHENTICATION:

                                                       DATE:     3-26-98